                                                                        EX-10.34

                          FOURTH AMENDMENT TO AGREEMENT

This Fourth Amendment to Agreement ("Fourth Amendment") is made and entered into by and between MDS (Canada) Inc., MDS Nordion division ("Nordion") and IDEC Pharmaceuticals Corporation ("IDEC"), effective as of June 10, 2003.

WHEREAS:

A. Nordion and IDEC are parties to that certain Agreement dated May 14, 1999 (the "Isotope Agreement").

B. The Isotope Agreement was subsequently amended by letter agreement between the parties dated January 25, 2000 ("First Amendment"), a letter agreement between the parties dated March 21, 2000 relating to Isotope dose size ("Isotope Dose Size Letter"), a letter Agreement between the parties dated March 27, 2001 ("Second Amendment"), and an agreement between the parties dated November 12, 2001 ("Third Amendment"). The Isotope Agreement, as amended by the First Amendment, Isotope Dose Size Letter, Second Amendment and Third Amendment are collectively referred to herein as the "Agreement."

C. Nordion and IDEC desire to further amend the Agreement as set forth in this Fourth Amendment.

D. Unless otherwise defined herein capitalized items as used herein shall have the meanings as given thereto in the Agreement.

NOW THEREFORE in consideration of covenants and agreements herein contained, and subject to the terms and conditions hereinafter set out the parties agree as follows:

1. Section 3.3 of the Third Amendment shall be amended and restated in its entirety as follows:

         "In the event Nordion has not submitted an updated DMF for the KRMF Facility to the FDA on or before January 12, 2004, IDEC's $55,000,000 US cumulative Commercial Phase minimum purchase commitment set forth in
         Section 3.1 above and the $55,000,000 US amount associated with the Cumulative Revenue Date shall each be reduced by $5,000,000 US and shall continue to be reduced by $5,000,000 US on the 12th day each month following January 12, 2004 until the updated DMF is submitted, provided, however, in no event shall such reductions cause the cumulative Commercial Phase minimum purchase requirement and amount associated with the Cumulative Revenue Date to fall below $25,000,000 US. Attachment 1, incorporated herein by reference, sets forth the Commercial Phase minimum purchase commitment schedules as so reduced by $5,000,000 increments.

2. Section 3.4 of the Third Amendment shall be amended and restated in its entirety as follows:

         "In the event Nordion has not established the capability to commence commercial supply of Isotope from the KRMF Facility by October 12, 2004, provided and to the extent such delay is not the result of the failure by IDEC to submit a supplemental BLA to the FDA for the purpose of FDA KRMF Facility regulatory approval as provided in Section 3.3, IDEC's $55,000,000 US cumulative Commercial Phase minimum purchase commitment and the $55,000,000 US amount associated with the Cumulative Revenue Date, as the same may have been reduced pursuant to Section 3.3 above, shall each be further reduced by $5,000,000 US on the 12th day of each month following October 12, 2004 until the date by which Nordion is capable of commercially supplying Isotope from the KRMF Facility. In any event, IDEC will use its good faith efforts to prepare and submit a supplemental BLA to the FDA within ten (10) business days after Nordion's submission of its DMF, unless IDEC reasonably determines that would not be in its best interest to do so for regulatory reasons, in which case IDEC shall submit such supplemental BLA as soon as reasonably practicable thereafter. In no event shall such reductions cause the cumulative Commercial Phase minimum purchase commitment and the amount associated with the Cumulative Revenue Date to fall below $25,000,000 US. Attachment 1, incorporated herein by reference, sets forth the Commercial Phase minimum purchase commitment schedules as so reduced by $5,000,000 increments."

3. All other terms and conditions in the Third Amendment and the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment effective as of the date first above written.

MDS (CANADA) INC.,                      IDEC PHARMACEUTICALS CORPORATION
MDS Nordion division

By: /s/ [ILLEGIBLE]                     By: /s/ Mark Wiggins
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